UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 1, 2017

Horizon Bancorp
(Exact Name of Registrant as Specified in Its Charter)

Indiana	000-10792	35-1562417
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

515 Franklin Square, Michigan City, Indiana		46360
(Address of Principal Executive Offices)		(Zip Code)

(219) 879-0211
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01  Other Events
On September 1, 2017, Horizon Bancorp (“Horizon”) completed its previously announced acquisition of Lafayette Community Bancorp, an Indiana corporation (“LCB”), pursuant to an Agreement and Plan of Merger dated May 23, 2017 (the “Merger Agreement”) between Horizon and LCB.  The shareholders of LCB approved the Merger at a special shareholder meeting on August 28, 2017. Pursuant to the Merger Agreement, LCB merged with and into Horizon, with Horizon surviving the merger (the “Merger”), and Lafayette Community Bank, an Indiana state-chartered bank and wholly-owned subsidiary of LCB, merged with and into Horizon Bank, the wholly-owned state-chartered bank subsidiary of Horizon (“Horizon Bank”), with Horizon Bank as the surviving bank.
Shareholders of LCB received consideration for the Merger in the form of cash and shares of Horizon’s common stock in exchange for their shares of LCB’s common stock, as described more fully in the Merger Agreement, a copy of which appears as Appendix A to the Registration Statement on Form S-4 filed by Horizon with the Securities and Exchange Commission on July 14, 2017.
On September 1, 2017, Horizon and LCB issued a joint press release announcing the closing of the Merger. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Item 9.01  Financial Statements and Exhibits
(d) Exhibits

Exhibit No.	Description
99.1	Press Release issued September 1, 2017

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Date: September 1, 2017	HORIZON BANCORP

	By:	/s/ Mark E. Secor
Mark E. Secor, Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description	Location
99.1	Press Release issued September 1, 2017	Attached